         As filed with the Securities and Exchange Commission on June 20, 1996.
                                               Registration No. ________________
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC 20549

                             ---------------------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                             ---------------------------

                                SILICON GRAPHICS, INC.
                (Exact name of registrant as specified in its charter)


         Delaware                                             94-2789662
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

         2011 North Shoreline Boulevard, Mountain View, California 94043-1389
                (Address of principal executive offices and zip code)

                             ---------------------------

                                 CRAY RESEARCH, INC.
               AMENDED AND RESTATED 1989 EMPLOYEE BENEFIT STOCK PLAN,
                    1989 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                              (Full title of the plans)

                             ---------------------------

                                   WILLIAM M. KELLY
                    Vice President, General Counsel and Secretary
                                SILICON GRAPHICS, INC.
                            2011 North Shoreline Boulevard
                         Mountain View, California 94043-1389
                                    (415) 960-1980
              (Name, address and telephone number of agent for service)

                             ---------------------------

                           Calculation of Registration Fee

- --------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------
Title of Securities to   Amount to be       Proposed maximum              Proposed maximum            Amount of
    be registered         registered     offering price per unit (1)  aggregate offering price     registration fee
- --------------------------------------------------------------------------------------------------------------------
Common Stock,           6,558,877        $24.8125                     $162,742,135.56              $56,117.98
$0.001 par value        shares
- --------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------


(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange as of June 19, 1996.

                                       PART II




Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents and information heretofore filed by Silicon Graphics, Inc. (the "Company") with the Securities and Exchange Commission are hereby incorporated by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996 filed pursuant to Section 13 of the Exchange Act.

    (c) The Company's Current Report on Form 8-K filed on April 17, 1996 pursuant to Section 13(a) of the Exchange Act.

    (d) The description of the Company's Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-B filed March 16, 1990 pursuant to Section 12 of the Exchange Act.

    (e) The description of the Company's Preferred Shares Purchase Rights contained in the Company's Registration Statement on Form 8-A, as amended on Form 8-A/A, filed November 1, 1995, pursuant to Section 12(b) of the Exchange Act.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1993, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Company's Certificate of Incorporation eliminates the liability of a director of the Company to the Company and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances.
Article VI of the Bylaws of the Company provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification provision include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

    In addition, the Company has entered into contractual agreements with each director and certain officers designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the Delaware General Corporation Law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

Item 8.  EXHIBITS.

    The following Exhibits are filed as part of, or incorporated by reference into, this Registration Statement:

    4.1 Cray Research, Inc. Amended and Restated 1989 Employee Benefit Stock Plan and standard form of stock option agreement.

    4.2 Cray Research, Inc. 1989 Non-Employee Directors' Stock Option Plan and standard form of stock option agreement.

    5.1  Opinion of counsel as to legality of securities being registered.

    23.1 Consent of Independent Auditors (see page II-6).

    23.2 Consent of Counsel (contained in Exhibit 5.1).

    24.1 Power of Attorney (see page II-4).



Item 9.  UNDERTAKINGS

    A.   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Company's Certificate of Incorporation, the foregoing Bylaw provisions or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Silicon Graphics, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 19, 1996.

                                       SILICON GRAPHICS, INC.



                                       By:  /s/ Edward R. McCracken
                                          -------------------------------------
                                            Edward R. McCracken, Chairman
                                            and Chief Executive Officer


                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward R. McCracken, Stanley J. Meresman and William M. Kelly jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


     Signature                     Title                         Date
- ----------------------   ------------------------------  ----------------------

/s/ Edward R. McCracken                                      June 19, 1996
- ----------------------   Chairman of the Board and       ----------------------
Edward R. McCracken      Chief Executive Officer
                         (Principal Executive Officer)

/s/ Thomas A. Jermoluk                                       June 19, 1996
- ----------------------   President, Chief Operating      ----------------------
Thomas A. Jermoluk       Officer and Director

/s/ Robert R. Bishop                                         June 19, 1996
- ----------------------   Chairman of the Board, Silicon  ----------------------
Robert R. Bishop         Graphics World Trade
                         Corporation and Director

/s/ Stanley J. Meresman                                      June 19, 1996
- ----------------------   Senior Vice President, Finance  ----------------------
Stanley J. Meresman      and Chief Financial Officer
                         (Principal Financial Officer)

     Signature                     Title                         Date
- ----------------------   ------------------------------  ---------------------

/s/ Dennis P. McBride    Vice President, Controller          June 19, 1996
- ----------------------   (Principal Accounting Officer)  ---------------------
Dennis P. McBride



/s/ Allen F. Jacobson                                        June 19, 1996
- ----------------------   Director                        ---------------------
Allen F. Jacobson



/s/ C. Richard Kramlich                                      June 19, 1996
- ----------------------   Director                        ---------------------
C. Richard Kramlich


/s/ Robert A. Lutz                                           June 19, 1996
- ----------------------   Director                        ---------------------
Robert A. Lutz



/s/ James A. McDivitt                                        June 19, 1996
- ----------------------   Director                        ---------------------
James A. McDivitt



/s/ Lucille Shapiro                                          June 19, 1996
- ----------------------   Director                        ---------------------
Lucille Shapiro



- ----------------------   Director                        ---------------------
Robert B. Shapiro



/s/ James G. Treybig                                         June 19, 1996
- ----------------------   Director                        ---------------------
James G. Treybig

                  Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement pertaining to the Cray Research, Inc. Amended and Restated 1989 Employee Benefit Stock Plan and 1989 Non-Employee Directors' Stock Option Plan of Silicon Graphics, Inc. of our report dated July 19, 1995 with respect to the consolidated financial statements of Silicon Graphics, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Palo Alto, California
June 20, 1996

                                  INDEX TO EXHIBITS

Exhibit No.   Description
- -----------   -----------

4.1 Cray Research, Inc. Amended and Restated 1989 Employee Benefit Stock Plan and form of stock option agreement

4.2 Cray Research, Inc. 1989 Non-Employee Directors' Stock Option Plan and form of stock option agreement

5.1           Opinion of counsel as to legality of securities being registered

23.1          Consent of Independent Auditors (see page II-6)

23.2          Consent of Counsel (contained in Exhibit 5.1)

24.1          Power of Attorney (see page (II-4)


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